UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

___________________________________________________________

QMED, INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

Delaware	0-11411	22-2468665
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

25 Christopher Way
Eatontown, New Jersey 07724
(Address of Principal Executive Offices) (Zip Code)

(732) 544-5544
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule or Standard.

On November 20, 2007, QMed, Inc. (the “Company”) received a Nasdaq Staff Deficiency Letter from Nasdaq, on which the Company’s common stock is listed (“Nasdaq”). The letter indicated that the Company no longer meets the majority independent director and audit committee composition requirements of Nasdaq for continued listing set forth in Marketplace Rules 4350(c)(1) and 4350(d)(2), respectively. The Letter also stated that the Company had been provided a cure period by Nasdaq in order for the Company to become compliant again with Nasdaq’s Marketplace Rules. This cure period will end on the earlier of the Company’s next annual shareholders’ meeting or November 12, 2008; provided, however, that if the next shareholder’s meeting is held before May 12, 2008, then the Company must submit evidence of compliance to Nasdaq no later than May 12, 2008.

If the Company has not regained compliance by the end of the cure period, Nasdaq rules require its staff to provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Listing Qualifications Panel.

The Letter and a related press release of the Company are furnished as Exhibits 99.1 and 99.2, respectively, to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits
99.1

Nasdaq Staff Deficiency Letter to the Company dated November 20, 2007 concerning majority independent director and audit committee composition requirements for continued listing of securities of the Company.

99.2	Press Release of the Company dated November 26, 2007 concerning the Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QMED, INC.

By: /s/ William T. Schmitt, Jr.

William T. Schmitt, Jr.

Senior Vice President, Treasurer

& Chief Financial Officer

Date:	November 20, 2007